UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2021

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
California
(State or Other Jurisdiction of Incorporation)
001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
13170 Telfair Ave. Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	Nasdaq
Warrants	EYESW	Nasdaq

_____________________________________________________________________________________________

Item 8.01	Other Events

Nasdaq Notice of compliance with annual meeting rule.

By letter dated June 1, 2021, Nasdaq notified the Company that, based on information regarding the annual meeting of shareholders held on May 28, 2021, Nasdaq Staff has determined that the Company complies with the annual meeting requirement for continued listing on The Nasdaq Capital Market set forth in Listing Rule 5620 (the “Rule”).

On January 4, 2021, Nasdaq Staff notified the Company that it did not comply with the Rule.  Consistent with the Rule, the Company was provided a cure period of 45 days to submit a plan to regain compliance.

On February 18, 2021, the Company submitted a plan for correction of this deficiency to Nasdaq.  Subsequently, on February 23, 2021, Nasdaq granted the Company an extension of time to regain compliance with the Rules until May 30, 2021.  Nasdaq Staff has determined that the Company complies with the Rule, and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2021

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Scott Dunbar

By: Scott Dunbar

Acting Chief Executive Officer